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                                                                   Exhibit 23(e)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Union Planters Corporation of our report dated January 6, 1994 related to the financial statements of Commercial Bancorp, Inc. and Subsidiary, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/
Dunn, Creswell, Sparks, Smith, Horne & Downing
Certified Public Accountants
Union City, Tennessee

August 26, 1994